UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 16, 2006
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter; State of
Commission File	Incorporation; Address of Principal Executive Offices; and	IRS Employer
Number	Telephone Number	Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1 Bilateral Credit Facility (U.S. Bank National Association)

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 10, 2006, Exelon Generation Company, LLC (Generation) entered into separate unsecured one-year revolving bilateral credit facilities with each of Wachovia Bank, National Association, Citibank, N.A. and HSBC Bank USA, National Association, and, on February 13, 2006, Generation entered into separate unsecured one-year revolving bilateral credit facilities with each of The Royal Bank of Scotland plc, Barclays Bank PLC and Wells Fargo Bank, National Association. Those credit facilities provide for an aggregate commitment of $875 million. On February 16, 2006, Generation entered into an additional separate unsecured one-year revolving bilateral credit facility with U.S. Bank National Association. This additional credit facility provides for a commitment of $75 million. The aggregate commitment of all such bilateral credit facilities of Generation (Credit Facilities) is $950 million, which may be drawn down in the form of loans and/or letters of credit. The Credit Facilities will be used principally to meet short-term financing needs at Generation and to issue letters of credit.
     Loans outstanding under the Credit Facilities will bear interest at a rate equal to (a) at any time a loan is a LIBOR Loan, the LIBO Rate for each applicable interest period plus a specific margin and (b) at any time a loan is a Base Rate Loan, the applicable lender’s standard prime rate as in effect. In addition, Generation will pay a facility fee at a rate per annum equal to a specified facility fee rate on the individual commitment amount under each Credit Facility regardless of usage.
     The Credit Facilities incorporate by reference the covenants in Generation’s existing syndicated credit facility dated as of July 16, 2004 among Generation, Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent, as amended (Syndicated Credit Facility). These covenants include, among others: a limitation on liens; a limitation on mergers, consolidations and a disposition of assets; and maintenance of specified interest coverage ratios.
     The Credit Facilities also incorporate by reference the events of default in the Syndicated Credit Facility, which are standard events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Credit Facilities and the failure to perform or observe covenants, among other things, could result in an event of default.
     The description of the Credit Facilities set forth above is not complete and is qualified in its entirety by reference to the Credit Facilities. A copy of the U.S. Bank National Association Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above for a description of Generation’s Credit Facility with U.S. Bank National Association, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
* * * * *
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20 and Generation—Note 17, and (c) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Bilateral Credit Facility with U.S. Bank National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ John F. Young John F. Young
Executive Vice President, Finance and
Markets, and Chief Financial Officer,
February 17, 2006	Exelon Corporation

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bilateral Credit Facility with U.S. Bank National Association